IMAX CORPORATION

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 2016 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in IMAX Corporation’s Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ PricewaterhouseCoopers LLP
Chartered Professional Accountants, Licensed Public Accountants
Toronto, Ontario
June 7, 2016